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                                 AMENDMENT NO. 1

                                     TO THE

                      ECOLAB EXECUTIVE DEATH BENEFITS PLAN
                (AS AMENDED AND RESTATED EFFECTIVE MARCH 1, 1994)


Pursuant to Section 1.3 of the Ecolab Executive Death Benefits Plan (As Amended and Restated Effective March 1, 1994) (the "Plan") and Section 5.1. of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the "Administrative Document"), which is incorporated into the Plan by reference, Ecolab Inc. (the "Company") hereby amends the Plan as set forth below. Words and phrases used herein with initial capital letters which are defined in the Plan or the Administrative Document are used herein as so defined.

1. Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

         "SECTION 2.1. "DEATH BENEFICIARY." An Executive's Death Beneficiary shall be the person or persons (natural or otherwise) designated by the Executive as his primary or contingent Death Beneficiary under this Plan. Such a designation may be made, revoked or changed at any time (without the consent of any previously designated Death Beneficiary) only by a written instrument in a form prescribed by the Administrator (or, if applicable, an insurance company providing coverage on the Executive's life), signed by the Executive and delivered to the Administrator (or, if applicable, an insurance company providing coverage on the Executive's life) during the Executive's lifetime."

2. Subsection (2)(b) of Section 3.2 of the Plan is hereby amended in its entirety to read as follows:

         "(b) The executive Death Benefit described in paragraph (a) of this Subsection shall be reduced (but not below zero) by any amount payable under any life insurance or other death benefit covering the Executive which is provided by, or payable by or on behalf of a member of the Controlled Group, or which was funded, directly or indirectly, by a member of the Controlled Group (by the payment of premiums or otherwise). If the benefits provided under any such life insurance contract exceed the Executive Death Benefits described in paragraph (a) for a particular Executive, such Executive's Death Beneficiary shall be entitled to receive such additional benefits in addition to the Executive Death Benefits described herein."

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3.       Subsection (2)(b) of Section 3.3 of the Plan is hereby amended in its entirety to read as follows:

         "(b) The executive Death Benefit described in paragraph (a) of this Subsection shall be reduced (but not below zero) by any amount payable under any life insurance or other death benefit covering the Executive which is provided by, or payable by or on behalf of a member of the Controlled Group, or which was funded, directly or indirectly, by a member of the Controlled Group (by the payment of premiums or otherwise). If the benefits provided under any such life insurance contract exceed the Executive Death Benefits described in paragraph (a) for a particular Executive, such Executive's Death Beneficiary shall be entitled to receive such additional benefits in addition to the Executive Death Benefits described herein."

4.       This amendment to the Plan shall be effective as of July 1, 1997.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers and its corporate seal affixed, this 11th day of July, 1997.

                                   ECOLAB INC.


                                   By:   /s/ Michael E. Shannon
                                      -----------------------------------------
(Seal)                                   Michael E. Shannon
                                         Chairman of the Board, Chief Financial
                                          and Administrative Officer



/s/ Kenneth A. Iverson
----------------------------------
Kenneth A. Iverson
Vice President and Secretary